040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130397815-39
	Filing Date and Time 06/13/2013 5:44 AM
	Entity Number E0297142013-2

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Neurotrope, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: National Registered Agent, Inc. of NV.
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 350,000,000 | Par value per share: $ 0.0001 | Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Marissa Watson
Name
1801 26th Street | Sacramento | CA | 95816
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
To engage in any lawful act or activity for which corporations may be organized under the laws of Nevada

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Eric C. Mendelson
Name

X [signature]
Incorporator Signature

488 Madison Ave., 12th Floor | New York | NY | 10022
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] assistant secretary | 6-10-13
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF
NEUROTROPE, INC.
a Nevada corporation
(continued)

3. Authorized Stock (continued):

(a) The Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is three hundred and fifty million (350,000,000) shares, of which three hundred million (300,000,000) shares shall be Common Stock, each having a par value of one-hundredth of one cent ($0.0001), and fifty million (50,000,000) shares shall be Preferred Stock, each having a par value of one-hundredth of one cent ($0.0001).

(b) The Board of Directors shall have authority to prescribe and provide for, by resolution or resolutions adopted by the Board of Directors, the issuance of Preferred Stock from time to time in one or more classes and/or series, the distinguishing designation for each class or series of Preferred Stock, the number of each class or series of Preferred Stock and the voting powers, designations, preferences and relative, participating, optional or other rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions, if any, thereof, and to increase or decrease the number of shares of any class or series of Preferred Stock subsequent to the issuance of shares of that class or series, but not below the number of shares of such class or series then outstanding, all to the full extent permitted by Nevada Private Corporations Law (Chapter 78 of the Nevada Revised Statutes), or any successor law(s) of the State of Nevada. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Without limiting the generality of the foregoing, any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of a class or series of Preferred Stock, and any rate, condition or time for payment of distributions on any class or series of Preferred Stock, may be made dependent upon any fact or event which may be ascertained outside these Articles of Incorporation or the resolution adopted by the Board of Directors if the manner in which such fact or event may operate is stated in the resolution. As used in this paragraph, "fact or event" includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, the Corporation itself or any government, governmental agency or political subdivision of a government.

8. **Board of Directors:**

The governing board of this Corporation shall be known as the Board of Directors. The initial number of Directors shall be one (1). The number of Directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this Corporation, providing that the number of Directors shall not be reduced to less than one (1).

9. **No Liability for Corporation's Debts:**

After the amount of the subscription price, the purchase price or the par value of the stock of any class or series is paid into the Corporation, owners or holders of shares of any stock in the Corporation may never be assessed to pay the debts of the Corporation.

10. **Duration:**

The Corporation is to have perpetual existence.

11. **Elimination of Personal Liability:**

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of this Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification. If the Nevada Private Corporations Law, or any successor law(s) of the State of Nevada, is hereafter amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of this Corporation shall be eliminated or limited to the fullest extent authorized by Nevada law.

12 **No Preemptive Rights:**

No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

13. **Reservation:**

This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation.

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SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **NEUROTROPE, INC.**, did on June 13, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 17, 2013.

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20130617-0805
You may verify this certificate online at **http://www.nvsos.gov/**